CERTIFICATE OF MERGER

                                       OF

            STRATEGIC CAPITAL RESOURCES, INC., A DELAWARE CORPORATION

                                       AND

            STRATEGIC CAPITAL RESOURCES, INC., A FLORIDA CORPORATION

         It is hereby certified that:

         1. The constituent business corporations participating in the merger herein certified are:

                  (I) Strategic Capital Resources, Inc., which is incorporated under the laws of the State of Florida; and

                  (ii) Strategic Capital Resources, Inc., which is incorporated under the laws of the State of Delaware.

         2. A Plan and Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit by Strategic Capital Resources, Inc., a Delaware corporation in accordance with the laws of the State of its incorporation and by Strategic Capital Resources, Inc., a Florida corporation in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware.

         3. The surviving corporation in the merger herein certified is Strategic Capital Resources, Inc., a Florida corporation, which will continue its existence as said surviving corporation under the name "Strategic Capital Resources, Inc." upon the effective date of said merger pursuant to the provisions of the Florida Business Corporation Act.

         4. The Articles of Incorporation of Strategic Capital Resources, Inc., a Florida corporation, as now in force and effect shall continue to be the Articles of Incorporation of said surviving corporation.

         5. The executed Plan and Agreement of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows:

                           Strategic Capital Resources, Inc.
                           7900 Glades Road, Suite 610
                           Boca Raton, Florida 33434


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         6. A copy of the aforesaid Plan and Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

         7. The authorized capital stock of Strategic Capital Resources, Inc., a Florida corporation consists of 25,000,000 shares of common stock of a par value of $.001 each and 5,000,000 shares of preferred stock of a par value of $.01 each.

         8. The merger shall be effective upon the date of filing of this Certificate of Merger with the office of the Delaware Secretary of State.

         9. On and after the effective date of the merger, Strategic Capital Resources, Inc., a Florida corporation, irrevocably appoints the Secretary of State of Delaware as it agent to accept service of process in any suit or proceeding to enforce the rights of any stockholder of Strategic Capital Resources, Inc., a Delaware corporation, or Strategic Capital Resources, Inc., a Florida corporation, arising from the merger. The Delaware Secretary of State is requested to mail a copy of any such process to Strategic Capital Resources, Inc., a Florida corporation, at 7900 Glades Road, Suite 610, Boca Raton, Florida 33434, attention: David Miller, Chief Executive Officer.



                                     STRATEGIC CAPITAL RESOURCES, INC.,
                                     a Delaware corporation

                                     By: /s/ David Miller
                                         -----------------------------
                                         David Miller, Chief Executive Officer



                                     STRATEGIC CAPITAL RESOURCES, INC.,
                                     a Florida corporation

                                     By: /s/ David Miller
                                         -----------------------------
                                         David Miller, Chief Executive Officer

Dated: August 14, 2003


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